Exhibit T3A-38

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

MAUPIN COX & LEGOY

NV

Job:C20170131-3283
January 31, 2017

Special Handling Instructions:
24HR 1FSC, EMAIL JARMSTRONG@MCLLAWFIRM.COM, 1/31/17 MJT

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20170046924-05	1/31/2017 1:45:01 PM	1	$75.00	$75.00
24 Hour Expedite	20170046924-05	1/31/2017 1:45:01 PM	1	$125.00	$125.00
Total					$200.00

Payments

Type	Description	Amount
Billed	750093	$200.00
Total		$200.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy(s):	1
Corp Charter(s):	1
ILO-ALO Profit(s):	1

MAUPIN COX & LEGOY

NV

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	**20170046924-05**
Barbara K. Cegavske	Filing Date and Time
Secretary of State	**01/31/2017 1:45 PM**
State of Nevada	Entity Number
	E0049162017-8

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation:	KLYMB Project Management, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Maupin, Cox & LeGoy, A Professional Corporation (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with* par value: Par value per share: $ Number of shares *without* par value: 2500
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Dr. Sean Devlin (Name) 5422 Longley Lane, Suite A (Street Address), Reno (City), NV (State), 89511 (Zip Code) 2) Scott Dunseath (Name) 5422 Longley Lane, Suite A (Street Address), Reno (City), NV (State), 89511 (Zip Code)
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Kurt O. Hunsberger (Name) X [signature] (Incorporator Signature) 4785 Caughlin Parkway (Address), Reno (City), NV (State), 89519 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) 01/30/2017 (Date)

This form must be accompanied by appropriate fees.

Articles of Incorporation
Box 4 – Names and Address of the Board of Directors/Trustees:

3)	Christopher O'Neal			
	5422 Longley Lane	Reno,	NV	89511
4)	Mark Pitchford			
	5422 Longley Lane	Reno,	NV	89511
5)	Jeffrey Biales			
	5422 Longley Lane	Reno,	NV	89511

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, BARBARA K. CEGAVSKE, the duly elected and qualified Nevada Secretary of State, do hereby certify that **KLYMB PROJECT MANAGEMENT, INC.**, did on January 31, 2017, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 31, 2017.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Merideth Taylor
Certificate Number: C20170131-3283
You may verify this certificate online at **http://www.nvsos.gov/**